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EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Cathay General Bancorp:

        We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference into this Registration Statement on Form S-4 and to the reference to our firm under the heading "Experts" in this Registration Statement.

/s/ KPMG LLP

Los Angeles, California
March 27, 2015

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  EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm